EXHIBIT 10.12B

TERCICA, INC.

COMMON STOCK AGREEMENT

THIS COMMON STOCK AGREEMENT (the “Agreement”) is made effective as of January 21, 2005, by and between TERCICA, INC., a Delaware corporation (the “Company”) and VENTURE LENDING & LEASING IV, LLC, a Delaware limited liability company (“VLL”).

WHEREAS, the Company has entered into a Loan Agreement and Supplement thereto (the “Loan Agreement”) both of even date herewith with Venture Lending & Leasing IV, Inc., a Maryland corporation ( “Lender”);

WHEREAS, in consideration for Lender’s commitment to enter in the Loan Agreement, the Company had previously agreed to issue up to an aggregate of two hundred twenty-five thousand (225,000) shares of Common Stock of the Company (the “Shares”) to Lender; and

WHEREAS, Lender has assigned its right to receive the Shares to VLL, its parent entity.

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1. Issuance of Shares. The Company and VLL hereby agree that, in consideration for Lender’s commitment to enter into the Loan Agreement, the Company shall issue the Shares to VLL. The issuance of the Shares shall be made in the amounts and at such times as set forth on Exhibit A on the terms and conditions set forth in this Agreement.

2. Closings. The issuance of the Shares shall occur at the offices of the Company at such times specified on Exhibit A, or at such other time and place as the parties may mutually agree (the date of each issuance to be referred to as a “Closing”). The representations and warranties of the Company and VLL set forth in Section 5 and Section 6, respectively, shall speak as of each Closing.

3. Limitations on Transfer. VLL shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Shares except in compliance with the provisions herein and applicable securities laws. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

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4. Restrictive Legends. All certificates representing the Shares shall have endorsed thereon (a) any legend required by appropriate blue sky officials and (b) a legend in substantially the following form (in addition to any other legend which may be required by other agreements between the parties hereto):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

5. Company Representations. In connection with the issuance of the Shares at each Closing, the Company represents to VLL the following:

5.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to conduct its business as presently conducted.

5.2 The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company. All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, this Agreement and the authorization, issuance, reservation for issuance and delivery of the Shares being sold at each Closing have been taken. When issued in accordance with the provisions of this Agreement, the Shares sold at each Closing will be validly authorized and issued, and fully paid and nonassessable.

5.3 This Agreement is legally binding upon the Company and enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor’s rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of the indemnification provisions set forth in Section 7.7 may be limited by applicable law. The execution, delivery and performance of this Agreement by the Company do not (x) conflict with its certificate of incorporation or bylaws, as amended, or any material agreement to which the Company is a party or by which it is bound or (y) violate any material law or regulation of any court, agency, department or other instrumentality of any foreign, federal, state, county, city or other political subdivision (each a “Governmental Authority”) having jurisdiction over it. All necessary consents, approvals and authorizations of, and all filings with, all Governmental Authorities and other persons required to be obtained or made by the Company to enter into, or perform its obligations under, this Agreement have been obtained or made (as the case may be), except for such consents, approvals or authorizations that must be made after the date hereof, which will be obtained or made (as the case may be) in a timely manner.

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6. VLL Representations. In connection with the issuance of the Shares at each Closing, VLL represents to the Company the following:

6.1 VLL is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to conduct its business as presently conducted. VLL is the parent entity of the Lender.

6.2 VLL has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by VLL. All corporate actions on the part of VLL necessary for the authorization, execution, delivery of, and the performance of all obligations of VLL under, this Agreement have been taken. VLL has properly been assigned from the Lender the right to receive the Shares.

6.3 This Agreement is legally binding upon VLL and enforceable against VLL in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor’s rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of the indemnification provisions set forth in Section 7.7 may be limited by applicable law. The execution, delivery and performance of this Agreement by VLL do not (x) conflict with its certificate of formation or operating agreement, as amended, or any material agreement to which VLL is a party or by which it is bound or (y) violate any material law or regulation of any Governmental Authority having jurisdiction over it. All necessary consents, approvals and authorizations of, and all filings with, all Governmental Authorities and other persons required to be obtained or made by VLL to enter into, or perform its obligations under, this Agreement have been obtained or made (as the case may be), except for such consents, approvals or authorizations that must be made after the date hereof, which will be obtained or made (as the case may be) in a timely manner.

6.4 VLL is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. VLL is acquiring the Shares for investment for VLL’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

6.5 VLL understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of VLL’s investment intent as expressed in Section 6.4.

6.6 VLL further acknowledges and understands that the Shares must be held until the Shares are registered under the Securities Act or an exemption from such registration is available for sale or other transfer. VLL understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless the sale is made in accordance with Rule 144 under the Securities Act, as in effect from time to time (“Rule 144”), such Shares are registered in accordance with the Securities Act or the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

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6.7 VLL is familiar with the provisions of Rule 144, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

6.8 The Shares may be resold by VLL in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (a) the availability of certain public information about the Company and (b) the resale occurring following the required holding period under Rule 144 after VLL has acquired (within the meaning of Rule 144), the securities to be sold.

6.9 VLL further understands that at the time VLL wishes to sell the Shares there may be no public market upon which to make such a sale.

6.10 VLL further warrants and represents that by reason of its, or of its management’s, business or financial experience, VLL has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, VLL is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

6.11 VLL further warrants and represents that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

7. Piggyback Registration Rights.

7.1 Definitions. For purposes of this Section 7, the following terms shall have the following respective meanings:

(a) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(b) “Excluded Offerings” shall mean (i) the Follow-On Offering, (ii) offerings pursuant to registration statements relating solely to employee benefit plans, (iii) a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, (iv) a registration in which the only stock being registered is common stock issuable upon conversion of debt securities that are also being registered, or (v) a registration pursuant to Section 2.5 of the Rights Agreement.

(c) “Follow-On Offering” shall mean the Company’s first registration of shares of Common Stock pursuant to a registration statement on Form S-1 for its own account following the date hereof, provided that such registration statement is filed on or prior to February 28, 2005.

(d) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

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(e) “Registrable Securities” means the Shares issued to VLL pursuant to this Agreement, provided that this definition shall exclude in all cases Registrable Securities sold in a transaction in which VLL’s rights under this Agreement are not assigned pursuant to Section 7.9 hereof; and Shares shall only be treated as Registrable Securities if and as long as they have not been (1) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (2) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(f) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 7.2 hereof, including, without limitation, all out-of-pocket registration, qualification and filing fees, accounting fees related thereto, printing expenses, escrow fees and fees and disbursements of counsel for the Company.

(g) “Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 4 hereof.

(h) “Rights Agreement” shall mean the Amended and Restated Investors’ Rights Agreement dated July 9, 2003, as amended through February 27, 2004, by and between the Company and certain of its stockholders.

(i) “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(j) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered on behalf of VLL.

7.2 Piggyback Registrations.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of it securities, either for its own account or the account of a securityholder or holders (other than an Excluded Offering), the Company shall:

(i) promptly give VLL written notice thereof; and

(ii) include in such registration, and in any underwriting involved therein, subject to 7.2(b) below, all the Registrable Securities then held by VLL as specified in a written request or requests, made within twenty (20) days after delivery of such written notice by the Company, by VLL.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise VLL as part of the written notice given pursuant to Section 7.2(a)(i). In such event, VLL’s right to registration pursuant to this Section 7.2 shall be conditioned upon VLL’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. In the event that VLL proposes to distribute its securities through such underwriting, VLL shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

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(c) Notwithstanding any other provision of this Section 7.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be distributed through such underwriting, provided however, that the securities included in the underwriting shall be allocated:

(i) first, to the Company,

(ii) second, to Company stockholders exercising registration rights pursuant to the Rights Agreement and

(iii) third, to VLL on a pro rata basis with any stockholders of the Company with registration rights that are not included in the second category.

Notwithstanding the above, upon the receipt of the required consent from certain parties to the Rights Agreement, as described in Section 7.12 below, in lieu of the allocation described above in subsection (c)(ii) and (iii), the allocation of securities included in the underwriting shall be based on the pro rata percentage of Registrable Securities held by VLL and the “Holders” of “Registrable Securities” participating in the underwriting (as such terms are defined in the Rights Agreement).

(d) The Company shall so advise VLL of such exclusion or limitation, and in the case of a limitation, the Company shall advise VLL of the number of shares of Registrable Securities that may be included in the registration. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to VLL to the nearest 100 shares.

(e) If VLL disapproves of the terms of any such underwriting, VLL may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(f) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7.2 prior to the effectiveness of such registration whether or not VLL has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company.

7.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Section 7.2 herein shall be borne by the Company. All Selling Expenses related to securities registered on behalf of VLL and the Company’s other stockholders participating in such registration shall be borne by VLL and such stockholders pro rata on the basis of the number of shares so sold.

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7.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Section 7, the Company will keep VLL advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

(a) Prepare and file with the SEC a registration statement with respect to the Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in such registration statement has been completed;

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) Furnish to VLL and to the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as VLL and the underwriters may reasonably request in order to facilitate the public offering of such securities;

(d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by VLL; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. In the event that VLL participates in such underwriting, it shall also enter into and perform its obligations under such an agreement;

(f) Notify VLL of the occurrence of any event identified in Sections 7.5(a)(i)-(v);

(g) In the event of any underwritten public offering, cooperate with VLL, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by VLL or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or VLL, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in “roadshow” meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company;

(h) Cause all such Registrable Securities registered pursuant hereunder to be listed on a national exchange or trading system and on each securities exchange and/or trading system on which similar securities issued by the Company are then listed; and

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(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

7.5 Obligations of VLL.

(a) In the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a registration statement filed pursuant to Section 7.2 for amendments or supplements to such registration statement or related prospectus or for additional information so that such registration statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise fail to comply with the applicable rules and regulations of the federal securities laws; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, provided that the Company reasonably believes that it must qualify in such jurisdiction; (iv) of any event or circumstance that the Company reasonably believes necessitates the making of any changes in such registration statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of such registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that the Company reasonably believes that the Company may, in the absence of a suspension described hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto; then the Company shall deliver a written notice (a “Suspension Notice”) to VLL to the effect of the foregoing and, upon receipt of such Suspension Notice, VLL will refrain from selling any Registrable Securities pursuant to such registration statement (a “Suspension”) until VLL receives copies of a supplemented or amended prospectus prepared and filed by the Company or until VLL is advised in writing by the Company that the current prospectus may be used and VLL has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of a Suspension, the Company will use its commercially reasonable efforts to cause the use of the prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to VLL.

(b) Provided that a Suspension is not then in effect, VLL may sell the Registrable Securities under the registration statement, provided that VLL arranges for delivery of a current prospectus to the transferee of such Registrable Securities to the extent such delivery is required by applicable law.

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7.6 Termination of Registration Rights. All registration rights granted under this Section 7 shall terminate and be of no further force and effect on June 30, 2007.

7.7 Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to Section 7.2:

(a) The Company will indemnify VLL, each of its officers, directors, members, managers, advisors and partners, and each person controlling VLL within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Section 7, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), joint or several, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws applicable to the Company in connection with any such registration and the Company will reimburse VLL, each of its officers, directors, members, managers, advisors, partners and each person controlling VLL, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action within a reasonable time of such expenses having been incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by VLL, controlling person or underwriter specifically for use therein, or the failure of VLL to deliver a prospectus that was delivered to VLL prior to a sale or sales by VLL.

(b) VLL will, if Registrable Securities held by VLL are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action within a reasonable time of such expenses having been incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is

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made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by VLL specifically for use therein. Notwithstanding the foregoing, the liability of VLL under this subsection (b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by VLL under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the net proceeds received in the ordinary course by VLL from the sale of Registrable Securities covered by such registration statement unless such liability resulted from willful misconduct by VLL. VLL will not be required to enter into any agreement or undertaking in connection with any registration under this Section 7 providing for any indemnification or contribution of VLL greater than VLL’s obligations under this Section 7.7(b).

(c) Each party entitled to indemnification under this Section 7.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 7 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless, provided that the Indemnifying Party shall not bear the expense of more than one separate counsel in such event. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for paragraphs (a) through (c) of this Section 7.7 is unavailable to hold harmless an Indemnified Party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and VLL, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or VLL, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and VLL agrees that it would not be just and

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equitable if contributions pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, VLL shall not be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by VLL under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the net proceeds received in the ordinary course by VLL for the sale of Registrable Securities covered by such registration statement and (ii) the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

7.8 Information by VLL. If VLL includes Registrable Securities in any registration, VLL shall furnish to the Company such information regarding it, the Registrable Securities held by it, and the distribution proposed by VLL as the Company may reasonably request in writing and as shall be required in connection with any registration referred to in this Section 7.

7.9 Assignment of Registration Rights. The rights to cause the Company to register the Registrable Securities pursuant to this Section 7 may not be assigned by VLL other than to an affiliate of VLL.

7.10 Amendment of Registration Rights. Any provision of this Section 7 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and VLL. Notwithstanding the foregoing, VLL hereby consents to any amendment to or waiver of the provisions of this Section 7 that is approved by the written consent of the holders of a majority-in-interest of the then-outstanding “Registrable Securities” (not including any “Founder Shares”) as such terms are defined in the Rights Agreement, provided that such amendment of or waiver of this Section 7 shall be consistent in all material and substantive respects with amendments to or waivers of the provisions of Section 2.6 of the Rights Agreement. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon VLL. By acceptance of any benefits under this Section 7, VLL hereby agrees to be bound by the provisions hereunder.

7.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Restricted Securities to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

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(b) Use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

7.12 Amendment of Rights Agreement. Following the date of execution of this Agreement, the Company shall use commercially reasonable efforts to solicit the consent of a majority of the outstanding Registrable Securities, not including the Founder Shares (as such terms are defined in the Rights Agreement), to grant VLL the rights set forth in last paragraph of Section 7.2(c). The Company shall provide Lender with written evidence of such consents once obtained, and confirmation of the effectiveness of the grant to VLL of the rights set forth in the last paragraph of Section 7.2(c).

8. Miscellaneous.

8.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered mail, certified mail (return receipt requested) or by internationally recognized express courier (e.g., Federal Express), postage prepaid, or sent by fax or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to VLL, at VLL’s address or fax number or electronic mail address set forth on the signature page attached hereto, or at such other address as VLL shall have furnished to the Company; or

(b) if to the Company, one copy should be sent to its address or fax number of record and addressed to the attention of the President, or at such other address or fax number as the Company shall have furnished to the parties hereto, with a copy to Suzanne Sawochka Hooper, Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306 (fax) 650-745-1205.

(c) Each such notice shall for all purposes of this Agreement be treated as effective or having been given on the earliest to occur of the following:

(i) The date of personal delivery or delivery by messenger;

(ii) One (1) business day after transmission by facsimile or electronic mail, with confirmation of transmission and copy by first class mail, postage prepaid;

(iii) One (1) business day after deposit with an internationally recognized express courier for United States deliveries, or three (3) business days after such deposit for deliveries outside of the United States; or

(iv) Three (3) business days after deposit in a regularly maintained receptacle for the deposit of the United States mail by registered or certified mail (return receipt requested) for United States deliveries.

8.2 Successors and Assigns. Except as otherwise provided herein, this Agreement is for the benefit of, and shall be binding upon, the parties hereto and their respective

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successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California.

8.4 Further Execution. The parties agree to take all such further commercially reasonable action(s) as may reasonably be necessary to carry out and consummate the transactions contemplated by this Agreement as soon as practicable, and to take whatever commercially reasonable steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the Shares.

8.5 Entire Agreement; Amendment. This Agreement, together with the Loan Agreement (and all exhibits and supplements thereto), constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether written or oral. Except as otherwise provided in Section 7.10, this Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

8.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

13.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TERCICA, INC.

Address:	651 Gateway Blvd.
Suite 950
South San Francisco, CA 94080

By:	/s/ Timothy P. Lynch
Name:	Timothy P. Lynch
Title:	Chief Financial Officer

VENTURE LENDING & LEASING IV, LLC

Address:	2010 North First Street, Suite 310
San Jose, CA 95131

By:	Westech Investment Advisors, Inc.,
Its Managing Member

By:	/s/ Brian Best
Name:	Brian Best
Title:	Vice President
E-mail:

14.

Exhibit A

Triggering Events

1.	Upon the execution of this Agreement, the Company shall issue to VLL 75,000 shares of Common Stock.

2.	Upon the Company’s notification to Lender prior to April 30, 2005 of its interest in continuing the commitment through the June 30, 2005 draw date (or through December 31, 2005, as the case may be), the Company shall issue to VLL an additional 37,500 shares of Common Stock within five (5) business days of the date of such notification.

3.	Upon the borrowing of Loans (as such term is defined in the Loan Agreement) of up to $5,000,000, the Company shall issue to VLL an additional 56,250 shares of Common Stock within five (5) business days of the date of such drawdown.

4.	Upon the borrowing of Loans (as such term is defined in the Loan Agreement), of more than $5,000,000, the Company shall issue to VLL an additional 56,250 shares of Common Stock within five (5) business days of the date of such drawdown.

15.